Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-74567 on Form S-8 of Brown-Forman Corporation of our report dated June 24, 2020 appearing in this Annual Report on Form 11-K of Brown-Forman Corporation Savings Plan for the year ended December 31, 2019.

/s/ Crowe LLP
Crowe LLP

Oak Brook, Illinois
June 24, 2020